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Exhibit 23.01

                      (Letterhead of Independent Auditors)


                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of iSECUREtrac Corp. on Form SB-2 of our report, dated January 17, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.




Des  Moines,  Iowa
April  9,  2003


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.

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